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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advanced Micro Devices, Inc. 1991 Stock Purchase Plan of our reports dated January 9, 1997, with respect to the consolidated financial statements of Advanced Micro Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 29, 1996, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


San Jose, California
August 13, 1997